EXHIBIT T

        FIFTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT
                           AND WAIVER

     This FIFTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND WAIVER dated as of April 14, 2003 (this "Amendment"), among Alternative Resources Corporation, a Delaware corporation (the "Company"), with headquarters located at 600 Hart Road, Suite 300, Barrington, Illinois 60010, Wynnchurch Capital Partners, L.P., a Delaware limited partnership and Wynnchurch Capital Partners Canada, L.P., an Alberta, Canada limited partnership (each a "Purchaser," and collectively, the "Purchasers"), amends the Securities Purchase Agreement dated as of January 31, 2002, as amended by the First Amendment to Securities Purchase Agreement and Waiver dated August 8, 2002, the Second Amendment to Securities Purchase Agreement dated August 30, 2002, the Third Amendment to Securities Purchase Agreement and Waiver dated as of November 14, 2002, and the Fourth Amendment to Securities Purchase Agreement and Consent dated as of December 27, 2002 (such Securities Purchase Agreement, as so amended, the "Securities Purchase Agreement"), each among the Company and the Purchasers.

     WHEREAS, the Company has advised Purchasers that the Company failed to satisfy various financial covenants set forth in the Securities Purchase Agreement, which failures constitute Events of Default under the Securities Purchase Agreement (the "December 31, 2002 Events of Default");

     WHEREAS, the Company has further advised Purchasers that the Company will not be able to satisfy the financial covenants set forth in the Securities Purchase Agreement for the fiscal quarter ending March 31, 2003;

     WHEREAS, the Company and Fleet Capital Corporation, as Lender pursuant to that certain Credit and Security Agreement dated as of January 31, 2002 (the "Credit Agreement") have requested that the Purchasers waive the December 31, 2002 Event of Default and any other existing defaults by the Company as provided herein, and amend certain provisions of the Securities Purchase Agreement, among other things, to revise the financial covenants contained therein; and

     WHEREAS, the Purchasers have agreed to waive the December 31, 2002 Events of Default and to amend certain provisions of the Securities Purchase Agreement, among other things, to revise the financial covenants contained therein, all subject to the terms, conditions and limitations set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

     1.   Capitalized Terms.
          ------------------

     Capitalized terms used herein which are defined in the Securities Purchase Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby. The Securities Purchase Agreement, together with the Notes, the New Wynnchurch Subordinated Notes, the Warrants, the Subordination Agreement, the Company Security Agreement, the Guaranty executed and delivered by the subsidiaries of the Company, the Guarantor Security Agreement executed and delivered by the subsidiaries of the Company, the Pledge Agreement executed by Services and any other related documents, in each case as the same have been amended, modified or supplemented to date, are referred to herein as the "Subordinated Debt Documents."

     2.   Waiver of Defaults.
          ------------------

     Subject to the satisfaction of the terms and conditions set forth in Section 6 hereof, the Purchasers hereby waive the December 31, 2002 Event of Default and any other existing defaults by the Company pursuant to the Securities Purchase Agreement and the other Subordinated Debt Documents. The parties agree that nothing herein shall be construed as a waiver of any future Event of Default (including without limitation, any Event of Default caused by reason of the failure of the Company to comply with Section 7.5(h) of the Securities Purchase Agreement, as amended hereby, on any other occasion or for any other period) or any failure of the Company to comply with any other provision, term or condition of the Subordinated Debt Documents.

     3.   Amendments.
          ----------

     Subject to the satisfaction of the terms and conditions set forth in Section 6 hereof, the Company and the Purchasers agree that the Securities Purchase Agreement is hereby amended, effective as of the date hereof, as follows:

     (a) Recital A to the Securities Purchase Agreement is hereby amended by the insertion of the phrase ",as amended from time to time" immediately following the phrase "15% Secured Subordinated Convertible Promissory Notes" in clause (i) and also immediately following the phrase "each of the B-1 Warrants and B-2 Warrants" in clause (ii).

          (b)  The definition of "Interest Expense" in Section
     7.2(p) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following new definition:

               "(p) 'Interest Expense' means, for any
          period, the sum, without duplication, for the Company and all subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or paid during such period (whether or not actually paid during such period), but excluding (i) interest accrued in respect of the Notes and New Wynnchurch Subordinated Notes that is capitalized and not paid in cash, (ii) capitalized debt acquisition costs (including capitalized fees and expenses related to this Agreement), and (iii) capitalized costs associated with the accounting treatment of the sale of securities under this Agreement, plus (b) the net amounts payable (or minus the net amounts receivable) in respect of Hedging Agreements accrued during such period (whether or not actually paid (or received) during such period) excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Hedging Agreements in effect on the date hereof plus (c) all fees, including letter of credit fees and expenses, (but excluding reimbursement of legal fees) incurred under the Credit Agreement during such period."

          (c) The definition of "Fixed Charges" in Section 7.2(j1) of the Securities Purchase Agreement is amended by inserting, after the term "September 30, 2002" contained in clause (d) thereof, the term "and December 31, 2002".

          (d)  The following new definition of "New Wynnchurch
     Subordinated Notes" is hereby inserted in Section 7.2 of the Securities Purchase Agreement in appropriate alphabetical order:

               "(t1) 'New Wynnchurch Subordinated Notes' means any Senior Subordinated Secured Convertible
          Promissory Notes, substantially in the form of the Wynnchurch Subordinated Notes, that may be issued by ARC to Wynnchurch and/or Wynnchurch
          Capital, Ltd. in consideration for payments made by Wynnchurch to the Lender pursuant to the Wynnchurch Guaranty, as such notes may be amended from time to time."

          (e)  The definition of "Subordinated Indebtedness" in
     Section 7.2(x) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following new definition:

               "(x) 'Subordinated Indebtedness' means (a)
          Indebtedness of the Company pursuant to the sale of the Notes hereunder and the New Wynnchurch Subordinated Notes, and (b) any other Indebtedness of the Credit Parties incurred after the Closing Date with the consent of the Lender that by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Loans and to the other Obligations of the Credit Parties by provisions in form and substance reasonably satisfactory to the Lender and Special Counsel."

          (f)  The definition of "Tangible Capital Base" in
     Section 7.2(y) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following new definition:

               "(y) 'Tangible Capital Base' means, at any time, (a) Tangible Net Worth plus (b) the outstanding principal balance of the Notes and the New Wynnchurch Subordinated Notes (including interest accrued in respect of the Notes and the New Wynnchurch Subordinated Notes that has been capitalized and not paid in cash)."

          (g)  The following new definition of "Wynnchurch
     Guaranty" is hereby inserted in Section 7.2 of the Securities Purchase Agreement in the appropriate alphabetical order:

               "(aa) 'Wynnchurch Guaranty' means the
          Guaranty Agreement dated as of April 14, 2003, made by Purchasers for the benefit of the Lender, as the same may be amended, supplemented or otherwise modified from time to time."

          (h)  Section 7.5(h) of the Securities Purchase
     Agreement is hereby amended and restated in its entirety to read as follows:

          "(h) Certain Financial Covenants.

               (i)  Tangible Capital Base.  The Company and
          its subsidiaries shall not (x) as of March 31, 2003, have a consolidated Tangible Capital Base of less than ($1,050,000) or (y) as of the end of any fiscal quarter commencing with the fiscal quarter ending June 30, 2003, have a consolidated Tangible Capital Base of less than the sum of (A) ($1,050,000) plus (B) on a cumulative basis, 45% of positive consolidated net income (without reduction for losses) for each fiscal quarter ending after March 31, 2003.

               (ii) Fixed Charge Coverage Ratio.  The Fixed
          Charge Coverage Ratio of the Company and its subsidiaries shall not at any time during any period set forth below to be less than the ratio set opposite such period:

  Period                                    Minimum Fixed
  ------                                   Charge Coverage
                                                Ratio
                                           ---------------
  July 1, 2003 through September 30, 2003    0.95 to 1.0

  July 1, 2003 through December 31, 2003     0.95 to 1.0

  July 1, 2003 through March 31, 2004        0.95 to 1.0

  July 1, 2003 through June 30, 2004         0.95 to 1.0

  Thereafter (on a rolling four quarters     0.95 to 1.0
  basis)



               (iii)     Fixed Charge Coverage Shortfall.
          The amount by which (a) the aggregate Fixed
          Charges of the Company and its subsidiaries for each fiscal period set forth below, exceeds (b) the total of (w) consolidated EBITDA of the Company and its Subsidiaries for such period (determined on a consolidated basis without duplication in accordance with GAAP) minus (x) the aggregate amount of all Non-Financed Capital Expenditures during such period minus (y) the aggregate amount paid, or required to be paid (without duplication), in cash in respect of the current portion of all income taxes for such period minus (z) the aggregate amount of dividends and distributions permitted to be paid under
          Section 8.6 of the Credit Agreement and actually paid in cash during such period, shall not be greater than the maximum shortfall amount set opposite such fiscal period:



   Fiscal Period                       Maximum Shortfall
   -------------                             Amount
                                       -----------------
   January 1 through March 31, 2003        $1,050,000

   January 1 through June 30, 2003         $1,470,000


     4.   Acknowledgments.
          ---------------

     The parties hereby acknowledge and agree that the New Wynnchurch Subordinated Notes shall be deemed "Notes" pursuant to the Registration Rights Agreement, and accordingly, that any shares of Common Stock of the Company into which such New Wynnchurch Subordinated Notes are converted shall be deemed "Registrable Securities" under the Registration Rights Agreement. The parties hereby further acknowledge and agree that the New Wynnchurch Subordinated Notes shall be deemed "Notes" pursuant to the Security Agreements.

     5.   No Default; Representations and Warranties, etc.
          ------------------------------------------------

     The Company hereby represents, warrants and confirms that:
(a) the representations and warranties of the Company contained in Article 3 of the Securities Purchase Agreement, as amended by this Amendment, are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) after giving effect
to this Amendment, the Company is in compliance with all of the terms and provisions set forth in the Securities Purchase Agreement and the other Subordinated Debt Documents; (c) after giving effect to this Amendment, no Event of Default (as defined in the Notes) has occurred and is continuing; and (d) the execution, delivery and performance by the Company of this Amendment (i) have been duly authorized by all necessary action on the part of the Company, (ii) will not violate any applicable law or regulation or the organizational documents of the Company or any of its subsidiaries, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on the Company or any of its assets, including without limitation, the Credit Agreement or any other Loan Document (as defined in the Credit Agreement), and (iv) do not require any consent, waiver or approval of or by any person (other than the Purchasers) which has not been obtained.

     6.   Conditions to Effectiveness.
          ---------------------------

     The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

          (a) The Purchasers shall have received counterparts of this Amendment duly executed by the Company;

          (b) The Purchasers shall have received counterparts of the Amendment to Notes and the Amendment to Warrants duly executed by the Company;

          (c) The Purchasers shall have received a Certificate of the Secretary of the Company, certifying that this Amendment has been duly authorized by the Board of Directors of the Company;

          (d) The Company shall have delivered to the Purchasers evidence that Lender has executed and delivered to the Company a written amendment and waiver with respect to the Loan Documents (as defined in the Credit Agreement), in form and substance reasonably acceptable to the Purchasers; and

          (e) The Company shall have reimbursed the Purchasers for all reasonable costs and expenses, including reasonable legal fees and disbursements, incurred by the Purchasers in connection with this Amendment, the Wynnchurch Guaranty (including, without limitation, all documents and opinions to be issued thereunder), the Amendment to Notes, the Amendment to Warrants, the First Amendment to the Subordination Agreement and the transactions contemplated hereby and thereby, including any purchases by Purchasers pursuant to the Wynnchurch Guaranty.

     7.   Miscellaneous.
          -------------

          (a) Except as specifically amended hereby or by the Amendment to Notes and the Amendment to Warrants, all of the terms and provisions of the Securities Purchase Agreement, the other Subordinated Debt Documents and all related documents, shall remain in full force and effect. The parties hereby acknowledge and agree that the New Wynnchurch Subordinated Notes shall be deemed "Notes" pursuant to that certain Registration Rights Agreement between the Company and Purchasers, dated as of January 31, 2002 (the "Registration Rights Agreement"), and accordingly, that any shares of Common Stock of the Company into which such New Wynnchurch Subordinated Notes are converted shall be deemed "Registrable Securities" under the Registration Rights Agreement.

          (b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          (c) This Amendment shall be governed by the laws of the State of Illinois and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

ALTERNATIVE RESOURCES CORPORATION


By:  /s/ Steven Purcell
     ------------------
Name:   Steven Purcell
Title:  Chief Financial Officer

PURCHASERS:

WYNNCHURCH CAPITAL PARTNERS, L.P.
By:  Wynnchurch Partners, L.P., its general partner
By:  Wynnchurch Management, Inc., its general partner


By:  /s/ John A. Hatherly
     --------------------
Name:   John A. Hatherly
Title:  President

WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.
By:  Wynnchurch Partners Canada, L.P., its general partner
By:  Wynnchurch GP Canada, Inc., its general partner


By:  /s/ John A. Hatherly
     --------------------
Name:   John A. Hatherly
Title:  President

ACKNOWLEDGED AND AGREED TO BY THE UNDERSIGNED SOLELY WITH RESPECT
TO SECTION 4 OF THIS AMENDMENT:

ARC SERVICE, INC.


By:  /s/ Steven Purcell
     ------------------
Name:   Steven Purcell
Title:  Director

ARC SOLUTIONS, INC.


By:  /s/ Steven Purcell
     ------------------
Name:   Steven Purcell
Title:  Director

ARC MIDHOLDING, INC.


By:  /s/ Steven Purcell
     ------------------
Name:   Steven Purcell
Title:  Director

WRITERS INC.

By:  /s/ Steven Purcell
     ------------------
Name:   Steven Purcell
Title:  Director

ARC TECHNOLOGY MANAGEMENT LLC

By:  ARC SERVICE, INC., its Manager and sole member

By:  /s/ Marino Petropoulos
     ----------------------
Name:   Marino Petropoulos
Title:  Treasurer

ARC STAFFING MANAGEMENT LLC

By:  ARC SERVICE, INC., its Manager and sole member

By:  /s/ Marino Petropoulos
     ----------------------
Name:   Marino Petropoulos
Title:  Treasurer

ARC SHARED SERVICES LLC

By:  ARC SERVICE, INC., its Manager and sole member

By:  /s/ Marino Petropoulos

     ----------------------
Name:   Marino Petropoulos
Title:  Treasurer